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                                                                   EXHIBIT 23.03

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated January 26, 2000 (except with respect to the matters discussed in Note 14, as to which the date is March 3, 2000) on the financial statements of Kentucky Utilities Company in this Form 10-K.



                                /s/ Arthur Andersen LLP
                                _________________________________
                                 Arthur Andersen LLP

Louisville, Kentucky
March 23, 2000